News Release

International Paper Reports 2015 Fourth Quarter and Full-Year Earnings
Solid Fourth Quarter Caps Off Strong 2015 Resulting in Highest Operating EPS in 20 Years and Record ROIC

MEMPHIS, Tenn. – February 3, 2016 – International Paper (NYSE: IP) today reported full-year 2015 net earnings attributable to International Paper of $938 million ($2.23 per share) compared with $555 million ($1.29 per share) in full-year 2014. In the fourth quarter 2015, the Company reported net earnings of $178 million ($0.43 per share) compared with $134 million ($0.32 per share) in the fourth quarter of 2014. Net earnings in all periods include the impact of special items, if any, non-operating pension expense and discontinued operations.
Diluted Earnings Per Share Attributable to International Paper Shareholders

	Fourth Quarter 2015	Fourth Quarter 2014	Full-Year 2015	Full-Year 2014
Net Earnings	$0.43	$0.32	$2.23	$1.29
Less – Discontinued Operations (Gain) Loss	—	0.02	—	0.02
Net Earnings (Loss) from Continuing Operations	0.43	0.34	2.23	1.31
Add Back – Net Special Items Expense	0.35	0.12	1.04	1.39
Add Back – Non-Operating Pension Expense	0.09	0.07	0.38	0.30
Operating Earnings*	$0.87	$0.53	$3.65	$3.00

*	Operating Earnings is defined as net earnings from continuing operations attributable to International Paper Company (GAAP) excluding special items and non-operating pension expense.
Full-year 2015 Operating Earnings were $1.5 billion ($3.65 per share) compared with $1.3 billion ($3.00 per share) in 2014. Operating Earnings in the fourth quarter of 2015 totaled $361 million ($0.87 per share) compared with $227 million ($0.53 per share) in the fourth quarter of 2014.
Annual net sales totaled $22.4 billion in 2015 compared with $23.6 billion in 2014. Quarterly net sales were $5.4 billion in the fourth quarter of 2015 compared with $5.9 billion in the fourth quarter of 2014. Revenues continue to be negatively impacted by foreign exchange translation.
Full-year 2015 business segment operating profits were $2.7 billion compared with $2.8 billion in 2014. Business segment operating profits in the fourth quarter of 2015 were $623 million, compared with $694 million in the fourth quarter of 2014.
Free cash flow was $1.8 billion for the full-year 2015 and $501 million in the fourth quarter. Cash from operations was $2.6 billion ($3.3 billion excluding the pension contribution) for the full-year 2015 and $990 million for the fourth quarter of 2015.
“International Paper finished the year strong with record ROIC of 11 percent, which was well above our cost of capital and the highest earnings per share in 20 years primarily due to robust performance in our NA Industrial Packaging business and from our Ilim JV," said Mark Sutton, Chairman and Chief Executive Officer. "As we move into 2016, we remain confident in our ability to execute well, generate strong free cash flow and deploy capital to create shareholder value."
SEGMENT INFORMATION
The performance of the Company’s business segments is measured quarter to quarter without variations caused by special items, as management focuses on business segment operating profits excluding those items. Fourth quarter 2015 business segment operating profits and business trends compared with the prior quarter are as follows:

Industrial Packaging operating profits in the fourth quarter of 2015 were $441 million ($304 million including special items) compared with $553 million in the third quarter of 2015.  In North America, box shipments were down due to three fewer shipping days, but this was partially offset by seasonally stronger daily shipments. Volume and price for containerboard exports were also lower. Higher planned maintenance outage costs impacted earnings as well, partially offset by lower input costs.
Printing Papers operating profits were $144 million in the fourth quarter of 2015 versus $179 million in the third quarter of 2015. North America earnings were lower mostly due to higher maintenance outage spending, costs associated with severe flooding in the Southeast, and seasonally lower sales volumes. In Brazil, earnings improved primarily due to seasonal volume increases and mix improvements. Earnings in Europe improved mainly due to lower planned maintenance outage costs.
Consumer Packaging operating profits were $38 million ($35 million including special items) in the fourth quarter of 2015 compared with $41 million (a loss of $153 million including special items) in the third quarter of 2015. In North America, higher planned maintenance outage costs and a seasonally weaker market were partially offset by lower input costs. Earnings in Europe were slightly higher due to favorable pricing, input costs and lower planned maintenance outage costs. The sale of our Sun JV interest was completed at the start of the fourth quarter.

International Paper recorded Ilim joint venture equity earnings of $34 million in the fourth quarter of 2015 compared with an equity loss of $9 million in the third quarter of 2015. Primarily due to Ilim’s U.S. dollar denominated net debt, the Company recognized a non-cash after-tax foreign exchange loss of $19 million in the fourth quarter of 2015 ($0.05 per share), compared with an after-tax loss of $65 million in the third quarter of 2015 ($0.15 per share). The JV recorded solid operational EBITDA results for the quarter due to increased volumes on export sales and strong operational performance.
CORPORATE EXPENSES
Net corporate expenses, excluding non-operating pension expense, for the fourth quarter of 2015 were $9 million compared with $10 million in the third quarter of 2015.
EFFECTIVE TAX RATE
The effective tax rate before special items and non-operating pension expense for the fourth quarter of 2015 was 32%, compared with an effective tax rate of 33% in the third quarter of 2015. The principal reason for the lower rate in the fourth quarter is the December 18, 2015 enactment of the Protecting Americans from Tax Hikes Act of 2015 (the "Act"), which retroactively restored several expired business tax provisions.
EFFECTS OF SPECIAL ITEMS
Special items in the fourth quarter of 2015 included a pre-tax loss of $33 million ($20 million after taxes) for Restructuring and other charges. Included within Restructuring and other charges were a pre-tax charge of $15 million ($9 million after taxes) related to the sale of the Carolina® Coated Bristols brand and costs associated with the conversion of the Riegelwood, North Carolina facility to 100% pulp production, a pre-tax charge of $15 million ($9 million after taxes) to adjust a legal reserve and pre-tax charges of $3 million ($2 million after taxes) for other items. Special items also included a gain of $12 million (before and after taxes) to reflect the sale of the IP-Sun JV, a charge of $137 million (before and after taxes) for the impairment of the goodwill and other intangible assets of the Company's Brazil Packaging business and a tax expense of $2 million for other items.
Special items in the third quarter of 2015 included a pre-tax loss of $25 million ($16 million after taxes) for Restructuring and other charges. Included within Restructuring and other charges were a pre-tax charge of $17 million ($11 million after taxes) related to the restructuring of our 2006 timber monetization, net pre-tax charges of $7 million ($4 million after taxes) related to the sale of the Carolina® Coated Bristols brand and costs associated with the conversion of the Riegelwood, North Carolina facility to 100% pulp production and a charge of $1 million (before and after taxes) for other items. Special items also included a pre-tax charge of $186 million ($125 million after taxes) for the estimated impairment of goodwill and other assets of the IP-Sun JV.
Special items in the fourth quarter of 2014 included a net pre-tax loss of $16 million ($10 million after taxes) for Restructuring and other charges. Included within Restructuring and other charges were pre-tax charges of $7 million ($4 million after taxes) for costs associated with the closure of our Courtland, Alabama mill, pre-tax charges of $4 million ($3 million after taxes) for costs related to our Brazil Packaging business and pre-tax charges of $5 million ($3 million after taxes) for other items. Also included in special items were a pre-tax charge of $47 million ($36 million after taxes) for a loss on the sale of a business by ASG, in which we hold an investment, and the resulting impairment of our ASG investment, a pre-tax gain of $9 million ($5 million after taxes) for the sale of an investment, a charge of $100 million (before and after taxes) for the impairment of goodwill in the Company's Asia Industrial Packaging business, a tax benefit of $90 million related to an internal restructuring and a charge of $1 million (before and after taxes) for other items.

DISCONTINUED OPERATIONS
As a result of the July 1, 2014 spin-off of the xpedx business, all prior year amounts have been adjusted to reflect xpedx as a discontinued operation. Previously reported information regarding the Distribution reportable segment has been excluded as this reportable segment was comprised solely of the xpedx business.
Discontinued operations in the fourth quarter of 2014 included a loss of $14 million ($9 million after taxes) related to the divestiture of the Temple-Inland Building Products business.
EARNINGS WEBCAST
The Company will hold a webcast to review earnings at 10:00 a.m. ET / 9:00 a.m. CT today. All interested parties are invited to listen to the webcast live and view the slides to be presented at the webcast via the Company’s Internet site at http://www.internationalpaper.com by clicking on the Investors tab and going to the presentations page. A replay of the webcast will also be available beginning approximately two hours after the call. Parties who wish to participate in the webcast via teleconference may dial +1 (706) 679-8242 or, within the U.S. only, (877) 316-2541, and ask to be connected to the International Paper fourth quarter earnings call. The conference ID number is 95014456. Participants should call in no later than 9:45 a.m. ET (8:45 a.m. CT). An audio-only replay will be available for four weeks following the call. To access the replay, dial +1 (404) 537-3406 or, within the U.S. only, (800) 585-8367, and when prompted for the conference ID, enter 95014456.
About International Paper
International Paper (NYSE: IP) is a global leader in packaging and paper with manufacturing operations in North America, Europe, Latin America, Russia, Asia and North Africa. Its businesses include industrial and consumer packaging along with uncoated papers and pulp. Headquartered in Memphis, Tenn., the Company employs approximately 55,000 people and is strategically located in more than 24 countries serving customers worldwide. International Paper net sales for 2015 were $22 billion. For more information about International Paper, its products and global citizenship efforts, visit internationalpaper.com.

Certain statements in this press release may be considered forward-looking statements. These statements reflect management’s current views and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. Factors which could cause actual results to differ include but are not limited to: (i) the level of our indebtedness and changes in interest rates; (ii) industry conditions, including but not limited to changes in the cost or availability of raw materials, energy and transportation costs, competition we face, cyclicality and changes in consumer preferences, demand and pricing for our products; (iii) global economic conditions and political changes, including but not limited to the impairment of financial institutions, changes in currency exchange rates, credit ratings issued by recognized credit rating organizations, the amount of our future pension funding obligation, changes in tax laws and pension and health care costs; (iv) unanticipated expenditures related to the cost of compliance with existing and new environmental and other governmental regulations and to actual or potential litigation; (v) whether we experience a material disruption at one of our manufacturing facilities; (vi) risks inherent in conducting business through joint ventures; (vii) the execution of a definitive agreement to sell our corrugated box business in China and South East Asia, and the successful closing of the transaction within the estimated timeframe; and (viii) our ability to achieve the benefits we expect from all strategic acquisitions, divestitures and restructurings. These and other factors that could cause or contribute to actual results differing materially from such forward-looking statements are discussed in greater detail in the Company’s Securities and Exchange Commission filings. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Contacts:
Media: Thomas J. Ryan, 901-419-4333; Investors: Jay Royalty, 901-419-1731 and Michele Vargas, 901-419-7287

INTERNATIONAL PAPER COMPANY
Consolidated Statement of Operations
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended December 31,				Three Months Ended September 30,		Twelve Months Ended December 31,
	2015		2014		2015		2015		2014
Net Sales	$5,443		$5,943		$5,691		$22,365		$23,617
Costs and Expenses
Cost of products sold	3,765		4,105		3,891		15,468		16,254	(q)
Selling and administrative expenses	419		462	(e)	417		1,645		1,793	(r)
Depreciation, amortization and cost of timber harvested	314		346		329		1,294		1,406
Distribution expenses	348		384		334		1,406		1,521
Taxes other than payroll and income taxes	41		43		39		168		180
Restructuring and other charges	33	(a)	16	(f)	25	(k)	252	(n)	846	(s)
Net (gains) losses on sales and impairment of businesses	(12)	(b)	38	(g)	186	(l)	174	(o)	38	(g)
Impairment of goodwill and other intangibles	137	(c)	100	(h)	—		137	(c)	100	(h)
Interest expense, net	133		142		141		555		607	(t)
Earnings (Loss) From Continuing Operations Before Income Taxes and Equity Earnings	265	(a-c)	307	(e-h)	329	(k,l)	1,266	(c,n,o)	872	(g,h,q-t)
Income tax provision (benefit)	120	(d)	34	(i)	106	(m)	466	(p)	123	(u)
Equity earnings (loss), net of taxes	33		(136)		(13)		117		(200)
Earnings (Loss) From Continuing Operations	178	(a-d)	137	(e-i)	210	(k-m)	917	(c,n-p)	549	(g,h,q-u)
Discontinued operations, net of taxes	—		(9)	(j)	—		—		(13)	(v)
Net Earnings (Loss)	178	(a-d)	128	(e-j)	210	(k-m)	917	(c,n-p)	536	(g,h,q-v)
Less: Net earnings (loss) attributable to noncontrolling interests	—		(6)		(10)		(21)		(19)
Net Earnings (Loss) Attributable to International Paper Company	$178	(a-d)	$134	(e-j)	$220	(k-m)	$938	(c,n-p)	$555	(g,h,q-v)
Basic Earnings Per Common Share Attributable to International Paper Common Shareholders
Earnings (loss) from continuing operations	$0.43	(a-d)	$0.34	(e-i)	$0.53	(k-m)	$2.25	(c,n-p)	$1.33	(g,h,q-u)
Discontinued operations	—		(0.02)	(j)	—		—		(0.03)	(v)
Net earnings (loss)	$0.43	(a-d)	$0.32	(e-j)	$0.53	(k-m)	$2.25	(c,n-p)	$1.30	(g,h,q-v)
Diluted Earnings Per Common Share Attributable to International Paper Common Shareholders
Earnings (loss) from continuing operations	$0.43	(a-d)	$0.34	(e-i)	$0.53	(k-m)	$2.23	(c,n-p)	$1.31	(g,h,q-u)
Discontinued operations	—		(0.02)	(j)	—		—		(0.02)	(v)
Net earnings (loss)	$0.43	(a-d)	$0.32	(e-j)	$0.53	(k-m)	$2.23	(c,n-p)	$1.29	(g,h,q-v)
Average Shares of Common Stock Outstanding - Diluted	416.3		424.9		417.5		420.6		432.0
Cash Dividends Per Common Share	$0.4400		$0.4000		$0.4000		$1.6400		$1.4500
Amounts Attributable to International Paper Common Shareholders
Earnings (loss) from continuing operations, net of tax	$178	(a-d)	$143	(e-i)	$220	(k-m)	$938	(c,n-p)	$568	(g,h,q-u)
Discontinued operations, net of tax	—		(9)	(j)	—		—		(13)	(v)
Net earnings	$178	(a-d)	$134	(e-j)	$220	(k-m)	$938	(c,n-p)	$555	(g,h,q-v)
The accompanying notes are an integral part of this consolidated statement of operations.

(a)
Includes a pre-tax charge of $15 million ($9 million after taxes) for a legal reserve adjustment, a pre-tax charge of $15 million ($9 million after taxes) related to the sale of the Carolina Coated Bristols brand and costs associated with the Riegelwood mill conversion to 100% pulp production and pre-tax charges of $3 million ($2 million after taxes) for other items.

(b)	Includes a gain of $12 million (before and after taxes) related to the sale of our 55% equity share in the IP-Sun JV.

(c)	Includes a charge of $137 million (before and after taxes) related to the impairment of goodwill and a trade name intangible for our Brazil Packaging business.

(d)	Includes a tax expense of $2 million for other items.

(e)	Includes a charge of $1 million (before and after taxes) for integration costs associated with the acquisition of Temple-Inland.

(f)
Includes a pre-tax charge of $7 million ($4 million after taxes) for costs associated with the shutdown of our Courtland mill, a pre-tax charge of $4 million ($3 million after taxes) for integration costs associated with our Brazil Packaging business, and a net pre-tax charge of $5 million ($3 million after taxes) for other items.

(g)
Includes a pre-tax charge of $47 million ($36 million after taxes) for a loss on the sale of a business by ASG in which we hold an investment and the resulting impairment of our ASG investment, and a pre-tax gain of $9 million ($5 million after taxes) related to the sale of an investment.

(h)	Includes a charge of $100 million (before and after taxes) for the estimated goodwill impairment charge related to our Asia Industrial Packaging business.

(i)	Includes a tax benefit of $90 million associated with internal restructuring.

(j)	Includes a pre-tax loss of $14 million ($9 million after taxes) related to the Building Products divestiture.

(k)
Includes a pre-tax charge of $17 million ($11 million after taxes) for costs associated with the Timber Monetization restructure, a pre-tax charge of $7 million ($4 million after taxes) related to the sale of the Carolina Coated Bristols brand and costs associated with the Riegelwood mill conversion to 100% pulp production, and a charge of $1 million (before and after taxes) for costs associated with the Coated Paperboard sheet plant closures.

(l)	Includes a pre-tax charge of $186 million ($192 million after taxes) for asset write-offs associated with the sale of our 55% equity share in the IP-Sun JV.

(m)	Includes a tax benefit of $67 million related to the impairment of the IP-Sun JV.

(n)
Includes a pre-tax charge of $207 million ($133 million after taxes) for debt premium costs, a pre-tax charge of $15 million ($9 million after taxes) for a legal reserve adjustment, a net pre-tax charge of $8 million ($4 million after taxes) related to the sale of the Carolina Coated Bristols brand and costs associated with the Riegelwood mill conversion to 100% pulp production, a pre-tax charge of $16 million ($10 million after taxes) for costs associated with the Timber Monetization restructure, and a pre-tax charge of $6 million ($5 million after taxes) for other items.

(o)	Includes a pre-tax charge of $174 million ($180 million after taxes) for asset write-offs associated with the sale of our 55% equity share in the IP-Sun JV.

(p)
Includes a tax benefit of $67 million related to the impairment of the IP-Sun JV, a tax expense of $23 million for the 2014 tax impact of the 2015 cash pension contribution of $750 million, and a tax expense of $7 million for other items.

(q)	Includes a pre-tax charge of $5 million ($3 million after taxes) for a refund of previously claimed state tax credits.

(r)
Includes a gain of $18 million (before and after taxes) for the resolution of a legal contingency in India, a pre-tax charge of $35 million ($21 million after taxes) for costs associated with a multi-employer pension plan withdrawal liability, a pre-tax charge of $24 million ($13 million after taxes) for costs associated with a foreign tax amnesty program, and a pre-tax charge of $16 million ($10 million after taxes) for integration costs associated with the acquisition of Temple-Inland.

(s)
Includes a pre-tax charge of $276 million ($169 million after taxes) for debt extinguishment costs, a pre-tax charge of $554 million ($338 million after taxes) for costs associated with the shutdown of our Courtland mill, and a pre-tax charge of $16 million ($11 million after taxes) for other items.

(t)
Includes interest income of $2 million (before and after taxes) associated with the resolution of a legal contingency in India, and a pre-tax expense of $8 million ($4 million after taxes) associated with a foreign tax amnesty program.

(u)	Includes a tax expense of $10 million associated with a state legislative change, a tax benefit of $90 million associated with internal restructuring, and a tax benefit of $1 million for other items.

(v)
Includes the operating earnings of the xpedx business through the date of the spin-off on July 1, 2014, net pre-tax charges of $24 million ($16 million after taxes) for costs associated with the spin-off of the xpedx business, pre-tax charges of $1 million (a gain of $1 million after taxes) for costs associated with the restructuring of xpedx and pre-tax charges of $16 million ($9 million after taxes) associated with the Building Products divestiture.

INTERNATIONAL PAPER COMPANY
Reconciliation of Operating Earnings to Net Earnings
Attributable to International Paper Company
Preliminary and Unaudited
(In millions except for per share amounts)

	Three Months Ended December 31,				Three Months Ended September 30,		Twelve Months Ended December 31,
	2015		2014		2015		2015		2014
Operating Earnings	$361		$227		$407		$1,534		$1,296
Non-Operating Pension	(36)		(32)		(46)		(157)		(129)
Special Items	(147)	(a)	(52)	(b)	(141)	(c)	(439)	(d)	(599)	(e)
Earnings (Loss) from Continuing Operations, including non-controlling interest	178		143		220		938		568
Discontinued operations	—		(9)	(f)	—		—		(13)	(g)
Net Earnings (Loss) as Reported Attributable to International Paper Company	$178		$134		$220		$938		$555

	Three Months Ended December 31,				Three Months Ended September 30,		Twelve Months Ended December 31,
Diluted Earnings per Common Share	2015		2014		2015		2015		2014
Operating Earnings Per Share	$0.87		$0.53		$0.97		$3.65		$3.00
Non-Operating Pension	(0.09)		(0.07)		(0.11)		(0.38)		(0.30)
Special Items	(0.35)		(0.12)		(0.33)		(1.04)		(1.39)
Continuing Operations	0.43		0.34		0.53		2.23		1.31
Discontinued operations	—		(0.02)		—		—		(0.02)
Diluted Earnings per Common Share as Reported	$0.43		$0.32		$0.53		$2.23		$1.29
Notes:

(a)	See footnotes (a) - (d) on the Consolidated Statement of Operations

(b)	See footnotes (e) - (i) on the Consolidated Statement of Operations

(c)	See footnotes (k)- (m) on the Consolidated Statement of Operations

(d)	See footnotes (c), (n)- (p) on the Consolidated Statement of Operations

(e)	See footnotes (g), (h), (q)- (u) on the Consolidated Statement of Operations

(f)	See footnote (j) on the Consolidated Statement of Operations

(g)	See footnote (v) on the Consolidated Statement of Operations

(1)
The Company calculates Operating Earnings by excluding the after-tax effect of non-operating pension expense and items considered by management to be unusual from the earnings reported under U.S. generally accepted accounting principles (“GAAP”). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. International Paper believes that using this information, along with net earnings, provides for a more complete analysis of the results of operations by quarter. Net earnings is the most directly comparable GAAP measure.

(2)	Since diluted earnings per share are computed independently for each period, twelve-month per share amounts may not equal the sum of the respective quarters.

INTERNATIONAL PAPER COMPANY
Reconciliation of Operating Earnings Before Net Interest Expense to Net Earnings Before Taxes and Equity Earnings
Preliminary and Unaudited
(In millions)

	2015	2014	2013
Earnings (Loss) From Continuing Operations Before Income Taxes and Equity Earnings	$1,266	$872	$1,228
Add back: Net Interest Expense	555	607	612
Add back: Special Items Before Taxes	559	1,052	344
Add back: Non-Operating Pension Expense Before Taxes	258	212	323
Operating Earnings Before Interest, Taxes and Equity Earnings	2,638	2,743	2,507
Tax Rate	33%	31%	26%
Operating Earnings Before Interest and Equity Earnings	1,767	1,901	1,855
Equity Earnings, Net of Taxes	117	(200)	(39)
Operating Earnings Before Interest	$1,884	$1,701	$1,816

The Company considers return on invested capital ("ROIC") to be a meaningful indicator of our operating performance, and we evaluate this metric because it measures how effectively and efficiently we use the capital invested in our business. ROIC is not a measure of financial performance under U.S. generally accepted accounting principles ("GAAP") and may not be defined and calculated by other companies in the same manner. The Company defines and calculates ROIC using in the numerator Operating Earnings Before Interest, the most directly comparable GAAP measure to which is Earnings Before Income Taxes and Equity Earnings. The Company calculates Operating Earnings Before Interest by excluding net interest expense, the after-tax effect on non-operating pension expense and items considered by management to be unusual from the earnings reported under GAAP. Management uses this measure to focus on on-going operations and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results.

ROIC = Operating Earnings Before Interest / Average Invested Capital
Average Invested Capital = Equity adjusted to remove pension-related amounts in OCI, net of taxes + interest-bearing debt

INTERNATIONAL PAPER COMPANY
Sales and Earnings by Industry Segment
Preliminary and Unaudited
(In millions)
Sales by Industry Segment

	Three Months Ended December 31,				Three Months Ended September 30,		Twelve Months Ended December 31,
	2015		2014		2015		2015		2014
Industrial Packaging	$3,595		$3,697		$3,642		$14,484		$14,944
Printing Papers	1,296		1,440		1,258		5,031		5,720
Consumer Packaging	556		855		809		2,940		3,403
Corporate and Inter-segment Sales	(4)		(49)		(18)		(90)		(450)
Net Sales	$5,443		$5,943		$5,691		$22,365		$23,617
Operating Profit by Industry Segment
	Three Months Ended December 31,				Three Months Ended September 30,		Twelve Months Ended December 31,
	2015		2014		2015		2015		2014
Industrial Packaging	$304	(a)	$379	(c)	$553		$1,853		$1,896	(c)
Printing Papers	144		148	(d)	179		533		(16)	(d)
Consumer Packaging	35	(b)	51	(e)	(153)	(b)	(25)	(b)	178	(e)
Operating Profit	483		578		579		2,361		2,058
Interest expense, net	(133)		(142)		(141)		(555)		(601)	(f)
Noncontrolling interest/equity earnings adjustment (g)	2		(2)		(6)		(8)		(2)
Corporate items, net	(9)		(35)		(10)		(36)		(51)
Restructuring and other charges	(18)		(1)		(17)		(238)		(282)
Gain (loss) on sales / impairment of business	—		(38)		—		—		(38)
Non-operating pension expense	(60)		(53)		(76)		(258)		(212)
Earnings (Loss) From Continuing Operations Before Income Taxes and Equity Earnings	$265		$307		$329		$1,266		$872
Equity Earnings (Loss) in Ilim Holdings S.A., Net of Taxes	$34		$(136)		$(9)		$131		$(194)

(a)	Includes a charge of $137 million for the three months and twelve months ended December 31, 2015 related to the impairment of goodwill and a trade name intangible for our Brazil Packaging business.

(b)
Includes a gain of $12 million and a charge of $186 million for the three months ended December 31, 2015 and September 30, 2015, respectively, and a net charge of $174 million for the twelve months ended December 31, 2015 for asset write-offs associated with the sale of our 55% equity share in the IP-Sun JV, a charge of $15 million and charges of $7 million for the three months ended December 31, 2015 and September 30, 2015, respectively, and a net charge of $8 million for the twelve months ended December 31, 2015 related to the sale of the Carolina Coated Bristols brand and the conversion of the Riegelwood mill to 100% pulp production, and charges of $1 million and $2 million for the three months and twelve months ended September 30, 2015 and December 31, 2015, respectively, for costs associated with the Coated Paperboard sheet plant closures.

(c)
Includes a charge of $100 million for the three months and twelve months ended December 31, 2014 for a goodwill impairment related to our Asia Industrial Packaging operations, charges of $1 million and $16 million for the three months and twelve months ended December 31, 2014 respectively, for integration costs associated with the acquisition of Temple-Inland, a charge of $4 million and a gain of $1 million for the three months and twelve months ended December 31, 2014, respectively, associated with our Brazil Packaging business, a charge of $35 million for the twelve months ended December 31, 2014 for costs associated with a multi-employer pension plan withdrawal liability, charges of $5 million for the three months and twelve months ended December 31, 2014 for costs related to the restructuring of our EMEA packaging business, charges of $3 million and $7 million for the three months and twelve months ended December 31, 2014, respectively, related to the restructuring of our Asia box operations, and gains of $3 million and $4 million for the three months and twelve months ended December 31, 2014, respectively, for other items.

(d)
Includes charges of $7 million and $554 million for the three months and twelve months ended December 31, 2014, respectively, for costs associated with the shutdown of our Courtland Mill, a gain of $20 million (including $2 million of interest income) for the twelve months ended December 31, 2014 for the resolution of a legal contingency for India, and charges of $32 million (including $8 million of interest expense) for the twelve months ended December 31, 2014 for costs associated with a foreign tax amnesty program.

(e)	Includes charges of $4 million and $8 million for the three months and twelve months ended December 31, 2014, respectively, for costs associated with the Coated Paperboard sheet plant closures.

(f)	Excludes net interest expense of $6 million that is included in the Printing Papers segment operating profit for the twelve months ended December 31, 2014.

(g)
Operating profits for industry segments include each segment’s percentage share of the profits of subsidiaries included in that segment that are less than wholly owned. The pre-tax noncontrolling interest and equity earnings for these subsidiaries are adjusted here to present consolidated earnings before income taxes and equity earnings.

INTERNATIONAL PAPER COMPANY
Reconciliation of Operating Profit to Operating Profit Before Special Items
(In millions)

	Three Months Ended December 31, 2015
	Industrial Packaging	Printing Papers	Consumer Packaging	Total
Operating Profit Before Special Items	$441	$144	$38	$623
Special Items (a)	(137)	—	(3)	(140)
Operating Profit as Reported	$304	$144	$35	$483

	Three Months Ended December 31, 2014
	Industrial Packaging	Printing Papers	Consumer Packaging	Total
Operating Profit Before Special Items	$484	$155	$55	$694
Special Items (b)	(105)	(7)	(4)	(116)
Operating Profit as Reported	$379	$148	$51	$578

	Three Months Ended September 30, 2015
	Industrial Packaging	Printing Papers	Consumer Packaging	Total
Operating Profit Before Special Items	$553	$179	$41	$773
Special Items (a)	—	—	(194)	(194)
Operating Profit as Reported	$553	$179	$(153)	$579

	Twelve Months Ended December 31, 2015
	Industrial Packaging	Printing Papers	Consumer Packaging	Total
Operating Profit Before Special Items	$1,990	$533	$159	$2,682
Special Items (a)	(137)	—	(184)	(321)
Operating Profit as Reported	$1,853	$533	$(25)	$2,361

	Twelve Months Ended December 31, 2014
	Industrial Packaging	Printing Papers	Consumer Packaging	Total
Operating Profit Before Special Items	$2,054	$550	$186	$2,790
Special Items (b)	(158)	(566)	(8)	(732)
Operating Profit as Reported	$1,896	$(16)	$178	$2,058

(a)	See footnote (a) - (b) on Sales and Earnings by Industry Segment

(b)	See footnotes (c) - (e) on Sales and Earnings by Industry Segment

(1) The Company calculates Operating Profit Before Special Items by excluding the pre-tax effect of items considered by management to be unusual from the earnings reported under U.S. generally accepted accounting principles (“GAAP”). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. International Paper believes that using this information, along with net earnings, provides for a more complete analysis of the results of operations by quarter. Net earnings is the most directly comparable GAAP measure.

INTERNATIONAL PAPER COMPANY
Sales Volume by Product (a)
Preliminary and Unaudited
International Paper Consolidated

	Three Months Ended December 31,		Three Months Ended September 30,	Twelve Months Ended December 31,
	2015	2014	2015	2015	2014
Industrial Packaging (In thousands of short tons)
Corrugated Packaging	2,567	2,588	2,609	10,284	10,355
Containerboard	735	771	783	3,110	3,035
Recycling	591	609	588	2,379	2,459
Saturated Kraft	44	43	37	156	186
Gypsum /Release Kraft	46	39	46	171	168
Bleached Kraft	6	5	6	23	26
EMEA Packaging	378	356	340	1,417	1,379
Asian Box	99	113	93	359	408
Brazilian Packaging	77	80	78	305	318
Industrial Packaging	4,543	4,604	4,580	18,204	18,334
Printing Papers (In thousands of short tons)
U.S. Uncoated Papers	475	489	485	1,879	1,968
European & Russian Uncoated Papers	383	409	364	1,493	1,531
Brazilian Uncoated Papers	342	320	294	1,125	1,141
Indian Uncoated Papers	59	58	55	241	231
Uncoated Papers	1,259	1,276	1,198	4,738	4,871
Market Pulp (b)	445	464	446	1,736	1,776
Consumer Packaging (In thousands of short tons)
North American Consumer Packaging	345	357	371	1,425	1,486
European Coated Paperboard	97	101	96	381	354
Asian Coated Paperboard	—	351	339	958	1,358
Consumer Packaging	442	809	806	2,764	3,198

(a)	Sales volumes include third party and inter-segment sales and exclude sales of equity investees.

(b)	Includes North American, European and Brazilian volumes and internal sales to mills.

INTERNATIONAL PAPER COMPANY
Consolidated Balance Sheet
Preliminary and Unaudited
(In millions)

	December 31, 2015	December 31, 2014
Assets
Current Assets
Cash and Temporary Investments	$1,050	$1,881
Accounts and Notes Receivable, Net	2,675	3,083
Inventories	2,228	2,424
Deferred Income Tax Assets	312	331
Other	212	240
Total Current Assets	6,477	7,959
Plants, Properties and Equipment, Net	11,980	12,728
Forestlands	366	507
Investments	265	248
Financial Assets of Special Purpose Entities	7,014	2,145
Goodwill	3,335	3,773
Deferred Charges and Other Assets	1,187	1,324
Total Assets	$30,624	$28,684
Liabilities and Equity
Current Liabilities
Notes Payable and Current Maturities of Long-Term Debt	$426	$742
Accounts Payable and Accrued Liabilities	3,498	4,167
Total Current Liabilities	3,924	4,909
Long-Term Debt	8,900	8,631
Nonrecourse Financial Liabilities of Special Purpose Entities	6,277	2,050
Deferred Income Taxes	3,231	3,063
Pension Benefit Obligation	3,548	3,819
Postretirement and Postemployment Benefit Obligation	364	396
Other Liabilities	434	553
Equity
Invested Capital	(728)	706
Retained Earnings	4,649	4,409
Total Shareholders’ Equity	3,921	5,115
Noncontrolling interests	25	148
Total Equity	3,946	5,263
Total Liabilities and Equity	$30,624	$28,684

INTERNATIONAL PAPER COMPANY
Consolidated Statement of Cash Flows
Preliminary and Unaudited
(In millions)

	Twelve Months Ended December 31,
	2015	2014
Operating Activities
Net earnings (loss)	$917	$536
Depreciation, amortization and cost of timber harvested	1,294	1,414
Deferred income tax expense (benefit), net	281	(135)
Restructuring and other charges	252	881
Pension plan contributions	(750)	(353)
Net (gains) losses on sales and impairments of businesses	174	38
Impairment of goodwill and other intangibles assets	137	100
Equity (earnings) loss, net	(117)	200
Periodic pension expense, net	461	387
Other, net	153	167
Changes in current assets and liabilities
Accounts and notes receivable	7	(97)
Inventories	(131)	(103)
Accounts payable and accrued liabilities	(89)	(18)
Interest payable	(17)	(18)
Other	8	78
Cash Provided By (Used For) Operations	2,580	3,077
Investment Activities
Invested in capital projects	(1,487)	(1,366)
Proceeds from divestitures	23	—
Proceeds from spinoff	—	411
Investment in Special Purpose Entities	(198)	—
Proceeds from sale of fixed assets	37	61
Other	(114)	34
Cash Provided By (Used For) Investment Activities	(1,739)	(860)
Financing Activities
Repurchases of common stock and payments of restricted stock tax withholding	(605)	(1,062)
Issuance of common stock	2	66
Issuance of debt	6,773	1,982
Reduction of debt	(6,847)	(2,095)
Change in book overdrafts	(14)	30
Dividends paid	(685)	(620)
Acquisition of redeemable noncontrolling interest	—	(114)
Debt tender premiums	(211)	(269)
Other	(14)	(4)
Cash Provided By (Used for) Financing Activities	(1,601)	(2,086)
Effect of Exchange Rate Changes on Cash	(71)	(52)
Change in Cash and Temporary Investments	(831)	79
Cash and Temporary Investments
Beginning of the period	1,881	1,802
End of the period	$1,050	$1,881

INTERNATIONAL PAPER COMPANY
Reconciliation of Free Cash Flow
Preliminary and Unaudited
(In millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Cash provided by operations	$990	$1,144	$2,580	$3,077
Adjustments:
Cash invested in capital projects	(489)	(405)	(1,487)	(1,366)
Cash contribution to pension plan	—	—	750	353
Free Cash Flow	$501	$739	$1,843	$2,064